UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd. Suite 400 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 23, 2023, Company management and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), after consultation with Ernst & Young LLP, the Company’s independent registered public accounting firm, determined that the Company’s financial statements and related earnings press releases for the years ended December 31, 2018, 2019, 2020 and 2021, and each of the previously reported quarters from 2018 through 2022 (the “Restated Periods”), should no longer be relied upon. Accordingly, the Company plans to file an amendment to the Form 10-K for the year ended December 31, 2021 to restate the periods therein and restate the previously reported quarters for 2021 and 2022 in the Form 10-K for the year ended December 31, 2022. The Company’s decision to restate its financial statements for the Restated Periods follows a re-evaluation by Company management of its methodology in applying ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), to certain research collaboration agreements.

The restatement impacts the timing of certain revenue recognition and does not impact the total revenue that will be recognized for each collaboration agreement. The restatement has no impact on the Company’s current cash position or cash flows, or on the Company’s progress in any of its ongoing research and development collaborations.

In connection with preparing its financial statements for the year ending December 31, 2022 and through its financial control processes of evaluating new contracts with collaborators that were entered into by the Company in the fourth quarter of 2022, the Company re-evaluated its application of ASC 606 for its prior research agreements. The restatement is expected to affect the accounting for the Company’s agreements with Bristol-Myers Squibb Company, Astellas Pharma Inc., and certain agreements with AbbVie Ireland Unlimited Company, and Amgen, Inc. As outlined in its prior SEC filings, the Company has historically recognized the revenue for certain arrangements ratably over the estimated research period which Company management deemed to be reflective of the Company’s obligation to make the Probody therapeutic platform continuously available to the collaborator through research activities over such period. The Company recognized certain revenue according to this policy upon adoption of ASC 606 on January 1, 2018, based on its judgement in applying the guidance outlined in ASC 606. Upon reassessment, the Company has determined that certain revenue should be recognized over time using an input method as an appropriate measure of progress, rather than ratably over the estimated research period.

The preliminary evaluation provided above is subject to the completion of the Company’s restatement analysis and financial close and reporting process, as well as the financial statement audits and reviews for the Restated Periods. While the Company believes that the foregoing description fairly represents the expected impact of the restatement on the Company’s prior results of operations, further adjustments may arise, and the restated financial statements for the Restated Periods will reflect any such additional adjustments.

As a result of the information described above, the Company’s management has concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level and the Company’s internal control over financial reporting was not effective as of the end of each of the periods covered by the restatement. In connection with the restatement, the Company has identified a material weakness in internal control over financial reporting related to its application of ASC 606 for license and collaboration agreements.

The Company currently plans to complete the restatement analysis, present restated financials for impacted periods in an amendment to the 2021 Form 10-K and file its 2022 Annual Report on Form 10-K, including a restatement of the 2021 and 2022 quarterly periods as soon as reasonably practical.

The Audit Committee has discussed the matters described in this Form 8-K with its independent registered accounting firm, Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: February 24, 2023	By:	/s/ Lloyd Rowland
Lloyd Rowland Senior Vice President, General Counsel